UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 14, 2010

BENIHANA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(305) 593-0770

None
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the resignation of Jose I. Ortega as Vice President – Finance, Chief Financial Officer and Treasurer of Benihana Inc. (the “Company”), effective January 13, 2010, Mr. Ortega and the Company entered into an agreement on January 14, 2010 (the “Agreement”) pursuant to which Mr. Ortega will provide consulting services to the Company with regard to accounting, SEC filings and other financial matters for up to ninety days.  During the consulting period, the Company will continue to pay Mr. Ortega the base compensation payable to him at the time of his resignation.  Upon completion of the consulting period and execution of a general release by Mr. Ortega, the Company will pay Mr. Ortega semi-monthly payments of $8,333.34 for twelve additional months.

In addition, the Company will make payments, on behalf of Mr. Ortega, of any premiums under the Consolidated Omnibus Budget Reconciliation Act of 1986 applicable to the health insurance coverage of Mr. Ortega and his qualified dependents until the Company makes its final payment under the Agreement.  In consideration for the payments to be made under the Agreement, Mr. Ortega agreed, among other things, to release the Company and its affiliates from any and all claims which he might otherwise have against the Company or its affiliates.

The description of the Agreement provided above is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit
10.1	Separation Agreement, Waiver and Release, dated as of January 14, 2010, between Benihana Inc. and Jose I. Ortega

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: January 21, 2009	By:	/s/ Richard C. Stockinger
Richard C. Stockinger Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Separation Agreement, Waiver and Release, dated as of January 14, 2010, between Benihana Inc. and Jose I. Ortega